Exhibit 8.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, N.W. WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

March 21, 2025

Scorpio Tankers Inc.
99 Boulevard du Jardin Exotique
MC 98000, Monaco

Re: Scorpio Tankers Inc.
Ladies and Gentlemen:
We have acted as counsel to Scorpio Tankers Inc. (the "Company"), a Marshall Islands corporation, in connection with the Company's registration statement on Form F-3 (File No. 333-           ) (the "Registration Statement"), as filed with the U.S. Securities and Exchange Commission (the "Commission"), as thereafter amended or supplemented, relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of an indeterminate amount of the Company's securities.
In formulating our opinion, we have examined such documents as we have deemed appropriate, including the Registration Statement and the prospectus contained therein. We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.
Based on the facts as set forth in the Registration Statement and the Company's annual report on Form 20-F for the fiscal year ended December 31, 2024 (the "Annual Report"), which is incorporated by reference into the Registration Statement, and in particular, on the representations, covenants, assumptions, conditions and qualifications described in the Annual Report in the section entitled "Item 10. Additional Information-E. Taxation", we hereby confirm that the opinions of Seward & Kissel LLP and discussions of United States federal income tax matters expressed in the Annual Report in the section entitled "Item 10. Additional Information-E. Taxation" accurately state our views as to the tax matters discussed therein.
Our opinions are based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, which may be cited or used as precedents, and case law, any of which may be changed at any time with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above by reference to the Annual Report.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us in the Registration Statement, including by reference to the Company's Annual Report, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP